                                                                    EXHIBIT 23.1




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in (1) Post-Effective Amendment No.1 to Registration Statement No. 33-33621 on Form S-8, which constitutes Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8; and (2) Registration Statement No. 333-59727 on Form S-8 of VF Corporation of our report dated March 30, 2001 relating to the financial statements of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
March 30, 2001